Exhibit 14.1


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Post-Effective Amendent No. 1 to Form N-14 (Registration No. 333-23803) of Money Market Obligations Trust of our report dated August 20, 1996, included in the Automated Cash Management Trust Prospectus (Institutional Service Shares) dated September 30, 1996, and to all references to our firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP

Pittsburgh, Pennsylvania,
June 4, 1997